RenaissanceRe Reports Net Income of $128.0 Million for the First Quarter of 2016 or $2.95 Per Diluted Common Share; Quarterly Operating Income of $66.3 Million or $1.51 Per Diluted Common Share
Pembroke, Bermuda, April 26, 2016 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $128.0 million, or $2.95 per diluted common share, in the first quarter of 2016, compared to $167.8 million, or $4.14 per diluted common share, respectively, in the first quarter of 2015. Operating income available to RenaissanceRe common shareholders was $66.3 million, or $1.51 per diluted common share, in the first quarter of 2016, compared to $126.1 million, or $3.10 per diluted common share, respectively, in the first quarter of 2015. The Company reported an annualized return on average common equity of 11.8% and an annualized operating return on average common equity of 6.1% in the first quarter of 2016, compared to 17.1% and 12.9%, respectively, in the first quarter of 2015. Book value per common share increased $2.06, or 2.1%, in the first quarter of 2016 to $101.19, compared to a 5.6% increase in the first quarter of 2015. Tangible book value per common share plus accumulated dividends increased $2.37, or 2.6%, in the first quarter of 2016 to $110.39, compared to a 0.5% decrease in the first quarter of 2015.
Kevin J. O'Donnell, CEO, commented: "We reported $128.0 million of net income, an annualized ROE of 11.8% and an annualized operating ROE of 6.1%. The risk markets around the world are currently challenging and volatile. This volatility benefited our net income during the first quarter with mark to market investment gains. In addition, while we benefited from low catastrophe loss activity in our Catastrophe Reinsurance segment, we also experienced an unusually large aggregation of event-specific loss activity within our Specialty Reinsurance segment."
Mr. O'Donnell continued: "The market remains difficult and we continue to see reductions to rates. With this backdrop, we will continue to exercise the same level of underwriting discipline as we have in the past, focusing on superior execution and helping our clients pursue opportunities and addressing their needs."
FIRST QUARTER 2016 HIGHLIGHTS

•
Gross premiums written of $862.1 million increased $218.6 million, or 34.0%, in the first quarter of 2016, compared to the first quarter of 2015, with the Company’s Specialty Reinsurance and Lloyd’s segments experiencing increases of $244.7 million, or 196.9%, and $2.6 million, or 2.0%, respectively, in the first quarter of 2016, offset in part by a decrease of $28.8 million, or 7.4%, in the Company’s Catastrophe Reinsurance segment. Impacting gross premiums written in the first quarter of 2016 was the inclusion of gross premiums written associated with entities acquired in connection with the Company’s acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”), for the period from January 1, 2016 through March 31, 2016, compared to the first quarter of 2015, which included gross premiums written from the acquired entities for the period from March 2, 2015 (the date of acquisition) through March 31, 2015.

•
The Company generated underwriting income of $105.2 million and a combined ratio of 70.3% in the first quarter of 2016, compared to $130.9 million and 55.9%, respectively, in the first quarter of 2015. The increase in the combined ratio in the first quarter of 2016, compared to the first quarter of 2015, was primarily driven by an increase in net claims and claim expenses and acquisition expenses, adding 9.9 and 4.5 percentage points, respectively, to the combined ratio, principally driven by the Company’s Specialty Reinsurance segment.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was $90.2 million in the first quarter of 2016, compared to $81.3 million in the first quarter of 2015, an increase of $9.0 million. The total investment result during the first quarter of 2016 was primarily driven by net unrealized gains in the Company’s portfolio of fixed maturity investments trading, principally the result of a decrease in U.S. treasury yields and a flattening of the yield curve during the quarter, combined with an increase in net investment income in the Company’s portfolio of fixed maturity investments, driven by an increase in average invested assets. Partially offsetting these items were net realized and unrealized losses in the Company’s portfolios of equity investments trading and private equity investments, and net realized and unrealized losses on investments-related derivatives due to the flattening of the yield curve, noted above.

•
During the first quarter of 2016, the Company repurchased an aggregate of 769 thousand common shares in open market transactions at an aggregate cost of $85.2 million and at an average share price of $110.72.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $360.4 million in the first quarter of 2016, a decrease of $28.8 million, or 7.4%, compared to $389.2 million in the first quarter of 2015. Market conditions remained challenging during the first quarter of 2016, and the Company continued to exercise underwriting discipline given prevailing terms and conditions.
Managed catastrophe premiums were $386.2 million in the first quarter of 2016, a decrease of $36.9 million, or 8.7%, compared to $423.1 million in the first quarter of 2015.
The Catastrophe Reinsurance segment generated underwriting income of $99.3 million and a combined ratio of 27.5% in the first quarter of 2016, compared to $108.2 million and 24.8% in the first quarter of 2015, respectively. Impacting underwriting income in the first quarter of 2016, compared to the first quarter of 2015, was a $6.8 million decrease in net premiums earned.
The Company experienced $6.1 million of favorable development on prior accident year net claims and claim reserves within its Catastrophe Reinsurance segment during the first quarter of 2016, compared to $16.5 million in the first quarter of 2015. The $6.1 million of favorable development in the first quarter of 2016 was principally driven by a reduction in ultimate losses on a number of relatively small catastrophe events.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $369.0 million in the first quarter of 2016, an increase of $244.7 million, or 196.9%, compared to the first quarter of 2015, driven by increases across principally all lines of business in the Company’s Specialty Reinsurance segment. Impacting the Specialty Reinsurance segment in the first quarter of 2016 was the inclusion of gross premiums written associated with entities acquired in connection with the Company’s acquisition of Platinum, for the period from January 1, 2016 through March 31, 2016, compared to the first quarter of 2015, which included gross premiums written for the period from March 2, 2015 (the date of acquisition) through March 31, 2015. The Company’s Specialty Reinsurance segment premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment incurred an underwriting loss of $32 thousand and a combined ratio of 100.0% in the first quarter of 2016, compared to generating underwriting income of $21.3 million and a combined ratio of 77.5%, respectively, in the first quarter of 2015. The Specialty Reinsurance segment’s combined ratio was impacted by a 17.4 percentage point increase in the net claims and claim expense ratio in the first quarter of 2016, compared to the first quarter of 2015, principally driven by adverse development on prior accident years net claims and claim expense ratio of $3.5 million in the first quarter of 2016, compared to favorable development of $9.7 million in the first quarter of 2015. The adverse development on prior accident years net claims and claim expenses of $3.5 million in the first quarter of 2016 includes a $20.8 million increase in reserves for claims and claim expenses associated with a small number of relatively large losses primarily from the 2015 accident year. Partially offsetting this were actual reported losses coming in better than expected on attritional net claims and claim expenses.
In addition, the Specialty Reinsurance segment underwriting expense ratio increased 5.1 percentage points in the first quarter of 2016, compared to the first quarter of 2015, primarily driven by the increase in gross premiums written in the credit lines of business which incur higher acquisition expenses than other lines of business within the Specialty Reinsurance segment. Operational expenses in the Company’s Specialty Reinsurance segment have increased to support the growth in this segment.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $132.7 million in the first quarter of 2016, an increase of $2.6 million, or 2.0%, compared to the first quarter of 2015, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging market conditions.
The Lloyd’s segment generated underwriting income of $5.9 million and a combined ratio of 90.4% in the first quarter of 2016, compared to $1.7 million and 97.0% in the first quarter of 2015. The increase in underwriting income in the Lloyd’s segment during the first quarter of 2016, compared to the first quarter of 2015, was primarily due to a $2.8 million decrease in net claims and claim expenses and a $3.1 million increase in net premiums earned.
The Lloyd’s segment experienced $1.1 million of adverse development on prior accident years net claims and claim expenses in the first quarter of 2016, compared to adverse development of $4.2 million in the first quarter of 2015, principally driven by actual reported loss activity coming in slightly higher than expected.
Other Items

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Net income attributable to noncontrolling interests in the first quarter of 2016 was $44.6 million, an increase from $39.7 million in the first quarter of 2015, principally due to an increase in the profitability of DaVinciRe. The Company’s ownership in DaVinciRe was 24.0% at March 31, 2016, compared to 26.3% at March 31, 2015.

•
Corporate expenses decreased $37.3 million to $8.2 million in the first quarter of 2016, compared to $45.5 million in the first quarter of 2015, primarily due to $40.4 million of corporate expenses associated with the acquisition of Platinum incurred during the first quarter of 2015, compared to $1.6 million in the first quarter of 2016.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, April 27, 2016 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Elizabeth Tillman
Director - Corporate Finance	Director - Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 295-4513	(212) 238-9224
or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2016	March 31, 2015
Revenues
Gross premiums written	$862,133	$643,578
Net premiums written	$511,675	$404,035
Increase in unearned premiums	(158,069)	(107,275)
Net premiums earned	353,606	296,760
Net investment income	28,863	39,707
Net foreign exchange losses	(1,692)	(3,130)
Equity in earnings of other ventures	1,611	5,295
Other income	4,079	1,539
Net realized and unrealized gains on investments	61,653	41,749
Total revenues	448,120	381,920
Expenses
Net claims and claim expenses incurred	126,605	76,853
Acquisition expenses	65,592	43,401
Operational expenses	56,235	45,621
Corporate expenses	8,225	45,533
Interest expense	10,538	5,316
Total expenses	267,195	216,724
Income before taxes	180,925	165,196
Income tax (expense) benefit	(2,744)	47,904
Net income	178,181	213,100
Net income attributable to noncontrolling interests	(44,591)	(39,662)
Net income available to RenaissanceRe	133,590	173,438
Dividends on preference shares	(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders	$127,995	$167,843

Net income available to RenaissanceRe common shareholders per common share - basic	$2.97	$4.18
Net income available to RenaissanceRe common shareholders per common share - diluted	$2.95	$4.14

Average shares outstanding - basic	42,577	39,631
Average shares outstanding - diluted	42,912	40,021

Net claims and claim expense ratio	35.8%	25.9%
Underwriting expense ratio	34.5%	30.0%
Combined ratio	70.3%	55.9%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$1.51	$3.10
Operating return on average common equity - annualized (1)	6.1%	12.9%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2016	December 31, 2015
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$6,890,592	$6,765,005
Fixed maturity investments available for sale, at fair value	13,985	17,813
Total fixed maturity investments, at fair value	6,904,577	6,782,818
Short term investments, at fair value	1,171,523	1,208,401
Equity investments trading, at fair value	335,509	393,877
Other investments, at fair value	496,900	481,621
Investments in other ventures, under equity method	131,692	132,351
Total investments	9,040,201	8,999,068
Cash and cash equivalents	449,149	506,885
Premiums receivable	1,094,116	778,009
Prepaid reinsurance premiums	444,954	230,671
Reinsurance recoverable	167,228	134,526
Accrued investment income	37,492	39,749
Deferred acquisition costs	287,291	199,380
Receivable for investments sold	204,306	220,834
Other assets	167,514	181,011
Goodwill and other intangibles	261,662	265,154
Total assets	$12,153,913	$11,555,287
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,811,523	$2,767,045
Unearned premiums	1,261,454	889,102
Debt	957,536	960,495
Reinsurance balances payable	618,344	523,974
Payable for investments purchased	454,593	391,378
Other liabilities	208,533	245,145
Total liabilities	6,311,983	5,777,139
Redeemable noncontrolling interest	1,081,337	1,045,964
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	43,095	43,701
Additional paid-in capital	422,422	507,674
Accumulated other comprehensive income	1,665	2,108
Retained earnings	3,893,411	3,778,701
Total shareholders’ equity attributable to RenaissanceRe	4,760,593	4,732,184
Total liabilities, noncontrolling interests and shareholders’ equity	$12,153,913	$11,555,287

Book value per common share	$101.19	$99.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2016
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$360,423	$368,989	$132,721	$—	$862,133
Net premiums written	$188,785	$260,091	$62,799	$—	$511,675
Net premiums earned	$136,985	$155,318	$61,303	$—	$353,606
Net claims and claim expenses incurred	7,820	91,852	27,016	(83)	126,605
Acquisition expenses	9,580	41,725	14,287	—	65,592
Operational expenses	20,268	21,773	14,134	60	56,235
Underwriting income (loss)	$99,317	$(32)	$5,866	$23	105,174
Net investment income				28,863	28,863
Net foreign exchange losses				(1,692)	(1,692)
Equity in earnings of other ventures				1,611	1,611
Other income				4,079	4,079
Net realized and unrealized gains on investments				61,653	61,653
Corporate expenses				(8,225)	(8,225)
Interest expense				(10,538)	(10,538)
Income before taxes and redeemable noncontrolling interests					180,925
Income tax expense				(2,744)	(2,744)
Net income attributable to redeemable noncontrolling interests				(44,591)	(44,591)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$127,995

Net claims and claim expenses incurred – current accident year	$13,883	$88,378	$25,948	$—	$128,209
Net claims and claim expenses incurred – prior accident years	(6,063)	3,474	1,068	(83)	(1,604)
Net claims and claim expenses incurred – total	$7,820	$91,852	$27,016	$(83)	$126,605

Net claims and claim expense ratio – current accident year	10.1%	56.9%	42.3%		36.3%
Net claims and claim expense ratio – prior accident years	(4.4)%	2.2%	1.8%		(0.5)%
Net claims and claim expense ratio – calendar year	5.7%	59.1%	44.1%		35.8%
Underwriting expense ratio	21.8%	40.9%	46.3%		34.5%
Combined ratio	27.5%	100.0%	90.4%		70.3%

	Three months ended March 31, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$389,247	$124,291	$130,130	$(90)	$643,578
Net premiums written	$222,640	$103,915	$77,569	$(89)	$404,035
Net premiums earned	$143,767	$94,876	$58,206	$(89)	$296,760
Net claims and claim expenses incurred	7,594	39,588	29,843	(172)	76,853
Acquisition expenses	7,654	20,689	14,693	365	43,401
Operational expenses	20,363	13,290	11,940	28	45,621
Underwriting income (loss)	$108,156	$21,309	$1,730	$(310)	130,885
Net investment income				39,707	39,707
Net foreign exchange losses				(3,130)	(3,130)
Equity in earnings of other ventures				5,295	5,295
Other income				1,539	1,539
Net realized and unrealized gains on investments				41,749	41,749
Corporate expenses				(45,533)	(45,533)
Interest expense				(5,316)	(5,316)
Income before taxes and redeemable noncontrolling interests					165,196
Income tax benefit				47,904	47,904
Net income attributable to redeemable noncontrolling interests				(39,662)	(39,662)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$167,843

Net claims and claim expenses incurred – current accident year	$24,124	$49,264	$25,610	$—	$98,998
Net claims and claim expenses incurred – prior accident years	(16,530)	(9,676)	4,233	(172)	(22,145)
Net claims and claim expenses incurred – total	$7,594	$39,588	$29,843	$(172)	$76,853

Net claims and claim expense ratio – current accident year	16.8%	51.9%	44.0%		33.4%
Net claims and claim expense ratio – prior accident years	(11.5)%	(10.2)%	7.3%		(7.5)%
Net claims and claim expense ratio – calendar year	5.3%	41.7%	51.3%		25.9%
Underwriting expense ratio	19.5%	35.8%	45.7%		30.0%
Combined ratio	24.8%	77.5%	97.0%		55.9%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.1 million for the three months ended March 31, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2016	March 31, 2015
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$246,089	$265,730
DaVinci catastrophe premiums	114,334	123,517
Total Catastrophe Reinsurance segment gross premiums written	$360,423	$389,247

Specialty Reinsurance Segment
Casualty	$147,801	$62,105
Credit	138,630	28,711
Property	39,624	5,209
Other	42,934	28,266
Total Specialty Reinsurance segment gross premiums written	$368,989	$124,291

Lloyd’s Segment
Casualty	$70,928	$61,971
Catastrophe	23,033	25,645
Property	21,879	23,769
Credit	4,204	2,585
Other	12,677	16,160
Total Lloyd’s segment gross premiums written	$132,721	$130,130

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$360,423	$389,247
Catastrophe premiums written in the Lloyd’s segment	23,033	25,645
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	11,096	14,164
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(8,367)	(5,950)
Total managed catastrophe premiums (1)	$386,185	$423,106

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2016	March 31, 2015
Fixed maturity investments	$36,006	$25,939
Short term investments	1,000	197
Equity investments trading	1,663	2,604
Other investments
Private equity investments	(9,358)	10,413
Other	3,309	3,508
Cash and cash equivalents	129	148
	32,749	42,809
Investment expenses	(3,886)	(3,102)
Net investment income	28,863	39,707

Gross realized gains	17,750	21,532
Gross realized losses	(14,665)	(4,871)
Net realized gains on fixed maturity investments	3,085	16,661
Net unrealized gains on fixed maturity investments trading	85,465	25,972
Net realized and unrealized losses on investments-related derivatives	(19,449)	(4,208)
Net realized (losses) gains on equity investments trading	(818)	7,481
Net unrealized losses on equity investments trading	(6,630)	(4,157)
Net realized and unrealized gains on investments	61,653	41,749
Change in net unrealized gains on fixed maturity investments available for sale	(269)	(183)
Total investment result	$90,247	$81,273

Total investment return - annualized	4.0%	4.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2016	March 31, 2015
Net income available to RenaissanceRe common shareholders	$127,995	$167,843
Adjustment for net realized and unrealized gains on investments	(61,653)	(41,749)
Operating income available to RenaissanceRe common shareholders	$66,342	$126,094

Net income available to RenaissanceRe common shareholders per common share - diluted	$2.95	$4.14
Adjustment for net realized and unrealized gains on investments	(1.44)	(1.04)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$1.51	$3.10

Return on average common equity - annualized	11.8%	17.1%
Adjustment for net realized and unrealized gains on investments	(5.7)%	(4.2)%
Operating return on average common equity - annualized	6.1%	12.9%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.
The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Book value per common share	$101.19	$99.13	$97.41	$96.43	$95.21
Adjustment for goodwill and other intangibles (1)	(6.59)	(6.59)	(6.65)	(6.51)	(6.64)
Tangible book value per common share	94.60	92.54	90.76	89.92	88.57
Adjustment for accumulated dividends	15.79	15.48	15.18	14.88	14.58
Tangible book value per common share plus accumulated dividends	$110.39	$108.02	$105.94	$104.80	$103.15

Quarterly change in book value per common share	2.1%	1.8%	1.0%	1.3%	5.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	2.6%	2.3%	1.3%	1.9%	(0.5)%

(1)
At March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, goodwill and other intangibles included $22.3 million, $23.2 million, $22.9 million, $23.5 million and $24.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.